UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd, Suite 710, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 871-0761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2021, Catalyst Biosciences, Inc. (“Catalyst”) announced that the Board of Directors of Catalyst (the “Board”), has appointed, effective as of September 9, 2021 (the “Effective Date”), Ms. Jeanne Y. Jew as a Class III director of Catalyst with a term to expire at the 2024 Annual Meeting of Stockholders. In connection with the appointment, the Board approved an increase in the size of the Board, from seven to eight members, effective as of the Effective Date.

Ms. Jeanne Y. Jew, 58 years old, has served as the Chief Business Officer of ALX Oncology Holdings Inc., a publicly traded company, since August 2020. Prior to joining ALX, she served as Senior Vice President, Business Development of Paratek Pharmaceuticals from July 2015 to March 2020. Previously, Ms. Jew served as Senior Vice President, Business Development for KaloBios Pharmaceuticals for seven years where she led business development, strategy, and market planning. Ms. Jew was Vice President, Corporate and Commercial Development at Onyx Pharmaceuticals from 2002 to 2007. Ms. Jew held business development positions at Coulter Pharmaceutical and became Vice President, Business Development following the acquisition of Coulter Pharmaceutical by Corixa Corporation. Earlier in her career, Ms. Jew also held business development positions at Scios, Inc. and Genentech, Inc. Ms. Jew holds a B.A.in Psychology from Wesleyan University and an M.B.A. from Cornell University. The Board believes that Ms. Jew is qualified to serve on the Board due to her significant experience in the biopharmaceutical industry.

There are no family relationships between Ms. Jew and any of Catalyst’s directors or executive officers. In addition, there are no transactions between Catalyst and Ms. Jew that are subject to disclosure under Item 404(a) of Regulation S-K.

Ms. Jew will receive cash and equity compensation in accordance with Catalyst’s current compensation practices for non-employee directors. She will also enter into an indemnification agreement with Catalyst consistent with the form agreement executed with each of Catalyst’s current directors.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 8, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: September 8, 2021	/s/ Clinton Musil
Clinton Musil
Chief Financial Officer

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